EXHIBIT 99.1

PRESS RELEASE

Contact:	Kenneth Smith
Chief Financial Officer

CIRCOR International, Inc.
781-270-1200

CIRCOR Announces Fourth Quarter and Full Year Results

•	Net earnings of $0.29 posted for quarter, or $0.33 excluding charges

•	Markets remain strong as backlog increases 23%; orders fluctuate with timing of major natural gas project awards

•	Production bottlenecks restrain profit growth as operational changes and vendor issues continue to be addressed

•	Free cash flow for the year increases 29%

BURLINGTON, MA, February 22, 2006

CIRCOR International, Inc. [NYSE:CIR] a leading provider of valves and other fluid control devices for the instrumentation, aerospace, thermal fluid and energy markets, today announced results for the fourth quarter and the year ended December 31, 2005.

Revenues for the 2005 fourth quarter were $120.4 million, an increase of 13% from $106.8 million for the fourth quarter 2004. Net income for the fourth quarter 2005 was $4.7 million or $0.29 per diluted share, compared to $0.1 million, or $0.01 per diluted share for the 2004 fourth quarter.

Fourth quarter 2005 earnings included special charges of $0.03 per diluted share related to the consolidation of manufacturing facilities. In the fourth quarter of 2004, the Company had recorded unusual charges of $0.29 per diluted share primarily related to the Company’s plan to dispose of slow-moving inventory and consolidate facilities. Excluding these charges, earnings per diluted share increased 10%, from $0.33 in 2005 compared to $0.30 in 2004.

For the twelve months ended December 31, 2005, revenues were $450.5 million, an increase of 18% from $381.8 million for 2004. Net income for 2005 was $20.4 million or $1.27 per diluted share and for 2004 was $11.8 million or $0.74 per diluted share.

During the fourth quarter of 2005, the Company generated $10.5 million of free cash flow [defined as net cash from operating activities, less capital expenditures and dividends paid] and, for the full year, the Company generated $27.9 million of free cash flow, an increase of 29% from $21.7 million of free cash flow generated in 2004.

The Company received orders totaling $119.9 million during the fourth quarter 2005 and orders of $446.4 million for the year with year-end 2005 backlog reaching $142.2 million, the second-highest level ever for the Company. The 2005 order and backlog figures exclude over $50 million of letters of intent received for major international natural gas projects as of year-end.

CIRCOR’s Instrumentation and Thermal Fluid Controls Products segment revenues increased 15% to $68.3 million from $59.2 million in the fourth quarter 2004 primarily due to acquisitions and improved market conditions in this segment’s aerospace, instrumentation and steam markets. Incoming orders for this segment increased 30% to $76.2 million compared to the fourth quarter last year and backlogs at year-end increased 111% compared to December 31, 2004 as a result of these same factors. This segment’s adjusted operating margin for the fourth quarter, excluding special charges, was 9.5%, down from the 12.0% adjusted operating margin achieved in the fourth quarter 2004, excluding unusual charges.

CIRCOR’s Energy Products segment revenues increased 9% to $52.1 million from $47.6 million in the fourth quarter last year. Incoming orders for the quarter were $43.7 million and ending backlog totaled $58.1 million compared to incoming orders of $63.8 million and ending backlog of $75.9 million in 2004. This segment’s orders and backlog figures exclude over $50.0 million of letters of intent received for major international natural gas projects as of year-end 2005. Market conditions for this segment remain robust as quotation activity and the level of planned international oil and gas projects continue to be strong. This segment’s adjusted operating margin, excluding special and unusual charges recorded in 2005 and 2004, was 9.5% during the fourth quarter of 2005, compared to 10.6% for the fourth quarter of 2004.

David A. Bloss, Sr., Chairman and Chief Executive Officer, said, “Our primary markets continue to exhibit positive momentum as demonstrated by our fourth quarter orders and backlogs as well as the large amount of letters of intent on hand at year-end for major international natural gas projects. While we were pleased with our cash flow results, the profitability of both of our segments, however, remained constrained and we did not realize the full benefit of the increased shipments experienced during the quarter. Production difficulties continued as operational changes, consolidation projects and constraints on the supply of certain raw materials added costs and lowered our expected profitability. In response to these issues, we are strengthening our supplier management processes and expanding our international sourcing programs. We are also accelerating our Lean manufacturing improvement initiatives with a focus on manufacturing constraints, and initiating further facility consolidations. As a result, we expect to show an improving profitability trend during 2006.”

CIRCOR provided guidance for its first quarter 2006 results, indicating it expects earnings to be in the range of $0.30 to $0.32 per diluted share excluding special charges but including a non-cash charge of approximately $0.01 per diluted share for the adoption of FAS 123R relating to expensing of stock options.

CIRCOR International has scheduled a conference call to review its results for the fourth quarter 2005 on Thursday, February 23, 2006 at 10:30 a.m. ET. Interested parties may access the call by dialing (800) 289-0496 from the US & Canada or (913) 981-5519 from international locations. A replay of the call will be available from 1:30 p.m. ET on February 23, 2006 through midnight on Wednesday, March 1, 2006. To access the replay, interested parties should dial (888) 203-1112 or (719) 457-0820 and enter confirmation code #3444162 when prompted. The presentation slides that will be discussed on the conference call are expected to be available on February 22, 2006, by 6:00pm ET. The presentation slides may be downloaded from the quarterly earnings page of the investor section on the CIRCOR website: http://www.CIRCOR.com. An audio recording of the conference call also is expected to be posted on the Company’s website by February 27, 2006.

CIRCOR International, Inc. is a leading provider of valves and fluid control products that allow customers around the world to use fluids safely and efficiently in the instrumentation, aerospace, thermal fluid and energy markets. CIRCOR’s executive headquarters are located at 25 Corporate Drive, Burlington, MA 01803.

This press release contains certain statements that are “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 (the “Act”) and releases issued by the Securities and Exchange Commission (SEC). The words “may,” “hope,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. We believe that it is important to communicate our future expectations to our stockholders, and we, therefore, make forward-looking statements in reliance upon the safe harbor provisions of the Act. However, there may be events in the future that we are not able to accurately predict or control, and our actual results, performance or achievements may differ materially from the expectations we describe in our forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the cyclicality and highly competitive nature of some of our end markets, changes in the price of and demand for oil and gas in both domestic and international markets, variability of raw material and component pricing, fluctuations in foreign currency exchange rates, and our ability to continue operating our manufacturing facilities at efficient levels and to successfully implement our acquisition strategy. We advise you to read further about these and other risk factors set forth under the caption “Certain Risk Factors That May Affect Future Results” in our SEC filings. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

UNAUDITED

	Three Months Ended		Year Ended
	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004
Net revenues	$120,414	$106,825	$450,531	$381,834
Cost of revenues	86,544	81,892	317,856	274,265

GROSS PROFIT	33,870	24,933	132,675	107,569
Selling, general and administrative expenses	26,238	23,659	98,040	85,332
Special charges	696	—	1,630	303

OPERATING INCOME	6,936	1,274	33,005	21,934

Other (income) expense:
Interest income	(93)	(220)	(579)	(756)
Interest expense	721	917	3,389	4,446
Other (income) expense, net	(53)	57	144	(234)

Total other expense	575	754	2,954	3,456

INCOME BEFORE INCOME TAXES	6,361	520	30,051	18,478
Provision for income taxes	1,613	390	9,668	6,675

NET INCOME	$4,748	$130	$20,383	$11,803

Earnings per common share:
Basic	$0.30	$0.01	$1.30	$0.77
Diluted	$0.29	$0.01	$1.27	$0.74
Weighted average common shares outstanding:
Basic	15,823	15,422	15,690	15,361
Diluted	16,172	15,932	16,019	15,877

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

UNAUDITED

	Year Ended
	December 31, 2005	December 31, 2004
OPERATING ACTIVITIES
Net income	$20,383	$11,803
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	9,825	9,664
Amortization	588	192
Deferred income taxes	(36)	(14)
Compensation expense of stock-based plans	1,020	650
Loss on disposal of property, plant and equipment	128	704
Gain on disposal of assets held for sale	(110)	(149)
Changes in operating assets and liabilities, net of effects from business acquisitions:
Trade accounts receivable	(10,090)	4,960
Inventories	1,638	(1,764)
Prepaid expenses and other assets	160	3,079
Accounts payable, accrued expenses and other liabilities	21,820	124

Net cash provided by operating activities	45,326	29,249

INVESTING ACTIVITIES
Additions to property, plant and equipment	(15,021)	(5,287)
Proceeds from disposal of property, plant and equipment	99	1,009
Proceeds from sale of assets held for sale	1,467	4,038
Business acquisitions, net of cash acquired	(50,779)	(12,591)
Purchase price escrow release payments	(829)	(1,538)
Purchase of investments	(2,535)	(7,077)
Proceeds from sale of investments	6,699	11,339

Net cash used in investing activities	(60,899)	(10,107)

FINANCING ACTIVITIES
Proceeds from debt borrowings	10,669	322
Payments of debt	(22,386)	(18,787)
Dividends paid	(2,358)	(2,303)
Proceeds from the exercise of stock options	3,771	1,232

Net cash used in financing activities	(10,304)	(19,536)

Effect of exchange rate changes on cash and cash equivalents	(1,664)	845

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(27,541)	451
Cash and cash equivalents at beginning of year	58,653	58,202

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$31,112	$58,653

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

UNAUDITED

	December 31, 2005	December 31, 2004
ASSETS
Current Assets:
Cash and cash equivalents	$31,112	$58,653
Investments	86	4,155
Trade accounts receivable, less allowance for doubtful accounts of $1,943 and $2,549, respectively	77,731	64,521
Inventories	107,687	105,150
Prepaid expenses and other current assets	3,705	2,414
Deferred income taxes	4,328	6,953
Assets held for sale	1,115	—

Total Current Assets	225,764	241,846

Property, Plant and Equipment, net	63,350	59,302
Other Assets:
Goodwill	140,179	120,307
Intangibles, net	20,941	1,424
Other assets	10,146	5,539

Total Assets	$460,380	$428,418

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$49,736	$38,023
Accrued expenses and other current liabilities	40,540	30,490
Income taxes payable	3,418	1,362
Notes payable and current portion of long-term debt	27,213	15,051

Total Current Liabilities	120,907	84,926

Long-Term Debt, net of current portion	6,278	27,829
Deferred Income Taxes	11,237	6,932
Other Non-Current Liabilities	11,235	10,646
Minority Interest	—	4,650
Shareholders’ Equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 29,000,000 shares authorized; and 15,823,529 and 15,430,305 issued and outstanding, respectively	158	154
Additional paid-in capital	215,274	208,392
Retained earnings	82,318	64,293
Accumulated other comprehensive income	12,973	20,596

Total Shareholders’ Equity	310,723	293,435

Total Liabilities and Shareholders’ Equity	$460,380	$428,418

CIRCOR INTERNATIONAL, INC.

SUMMARY OF ORDERS AND BACKLOG

(in thousands)

UNAUDITED

	Three Months Ended		Year Ended
	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004
ORDERS
Instrumentation & Thermal Fluid Controls	$76,200	$58,502	$264,934	$221,443
Energy Products	43,739	63,829	181,481	187,057

Total orders	$119,939	$122,331	$446,415	$408,500

	December 31, 2005	December 31, 2004
BACKLOG
Instrumentation & Thermal Fluid Controls	$84,019	$39,819
Energy Products	58,137	75,923

Total backlog	$142,156	$115,742

Note: Backlog includes all unshipped customer orders.

CIRCOR INTERNATIONAL, INC.

SUMMARY REPORT BY SEGMENT

(in thousands, except earnings per share)

UNAUDITED

	2004					2005
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD
NET REVENUES
Instrumentation & Thermal Fluid Controls (TFC)	$51,639	$54,864	$52,966	$59,187	$218,656	$61,025	$62,908	$59,031	$68,312	$251,276
Energy Products	39,058	39,688	36,794	47,638	163,178	41,213	55,749	50,191	52,102	199,255

Total	90,697	94,552	89,760	106,825	381,834	102,238	118,657	109,222	120,414	450,531

OPERATING MARGIN
Instrumentation & TFC	11.2%	11.4%	10.9%	12.0%	11.4%	14.8%	12.1%	9.4%	9.5%	11.4%
Energy Products	10.9%	7.7%	7.8%	10.6%	9.3%	8.0%	10.7%	11.3%	9.5%	10.0%
Segment operating margin	11.1%	9.8%	9.7%	11.4%	10.5%	12.0%	11.5%	10.3%	9.5%	10.8%
Corporate expenses	-2.5%	-2.3%	-2.9%	-3.6%	-2.8%	-3.4%	-2.6%	-3.3%	-3.2%	-3.1%
Special charges	0.0%	0.0%	-0.3%	0.0%	-0.1%	-0.3%	-0.1%	-0.5%	-0.6%	-0.4%
Unusual charges	0.0%	0.0%	0.0%	-6.6%	-1.9%	0.0%	0.0%	0.0%	0.0%	0.0%
Total operating margin	8.5%	7.5%	6.5%	1.2%	5.7%	8.4%	8.7%	6.6%	5.8%	7.3%
OPERATING INCOME
Instrumentation & TFC (excl. special & unusual charges)	5,776	6,239	5,786	7,081	24,882	9,004	7,641	5,532	6,517	28,694
Energy Products (excl. special & unusual charges)	4,251	3,066	2,877	5,061	15,255	3,290	5,957	5,680	4,932	19,859

Segment operating income (excl. special & unusual charges)	10,027	9,305	8,663	12,142	40,137	12,294	13,598	11,212	11,449	48,553
Corporate expenses	(2,259)	(2,188)	(2,585)	(3,798)	(10,830)	(3,443)	(3,105)	(3,553)	(3,817)	(13,918)
Special charges	(38)	—	(265)	—	(303)	(305)	(133)	(496)	(696)	(1,630)
Unusual charges (primarily slow-moving inventory)	—	—	—	(7,070)	(7,070)	—	—	—	—	—

Total operating income	7,730	7,117	5,813	1,274	21,934	8,546	10,360	7,163	6,936	33,005
INTEREST EXPENSE, NET	(1,020)	(972)	(1,001)	(697)	(3,690)	(787)	(667)	(728)	(628)	(2,810)
OTHER (EXPENSE) INCOME, NET	(143)	193	241	(57)	234	181	(204)	(174)	53	(144)

PRETAX INCOME	6,567	6,338	5,053	520	18,478	7,940	9,489	6,261	6,361	30,051
PROVISION FOR INCOME TAXES	(2,299)	(2,216)	(1,770)	(390)	(6,675)	(2,779)	(3,321)	(1,955)	(1,613)	(9,668)

EFFECTIVE TAX RATE	35.0%	35.0%	35.0%	75.0%	36.1%	35.0%	35.0%	31.2%	25.4%	32.2%
NET INCOME	$4,268	$4,122	$3,283	$130	$11,803	$5,161	$6,168	$4,306	$4,748	$20,383

Weighted Average Common Shares Outstanding (Diluted)	16,001	15,908	15,825	15,932	15,877	16,054	16,171	16,228	16,172	16,019
EARNINGS PER COMMON SHARE (Diluted)	$0.27	$0.26	$0.21	$0.01	$0.74	$0.32	$0.38	$0.27	$0.29	$1.27

EARNINGS PER COMMON SHARE (Diluted) excluding special charges	$0.27	$0.26	$0.22	$0.01	$0.76	$0.33	$0.39	$0.29	$0.33	$1.34

EBIT	$7,587	$7,310	$6,054	$1,217	$22,168	$8,727	$10,156	$6,989	$6,989	$32,861
Depreciation	2,680	2,353	2,528	2,103	9,664	2,597	2,586	2,450	2,192	9,825
Amortization of intangibles	77	38	38	39	192	38	227	65	258	588

EBITDA	$10,344	$9,701	$8,620	$3,359	$32,024	$11,362	$12,969	$9,504	$9,439	$43,274

EBITDA AS A PERCENT OF SALES	11.4%	10.3%	9.6%	3.1%	8.4%	11.1%	10.9%	8.7%	7.8%	9.6%

CAPITAL EXPENDITURES	$1,294	$1,575	$757	$1,661	$5,287	$3,668	$3,136	$4,649	$3,568	$15,021

CIRCOR INTERNATIONAL, INC.

RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED

GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS

(in thousands)

UNAUDITED

	2004					2005
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD
FREE CASH FLOW [NET CASH FLOW FROM OPERATING ACTIVITIES LESS CAPITAL EXPENDITURES LESS DIVIDENDS PAID]	$2,254	$7,275	$4,438	$7,692	$21,659	$(412)	$12,565	$5,307	$10,487	$27,947
ADD: Capital expenditures	1,294	1,575	757	1,661	5,287	3,668	3,136	4,649	3,568	15,021
Dividends paid	573	576	576	578	2,303	586	589	590	593	2,358

NET CASH PROVIDED BY OPERATING ACTIVITIES	$4,121	$9,426	$5,771	$9,931	$29,249	$3,842	$16,290	$10,546	$14,648	$45,326

NET (CASH) DEBT [TOTAL DEBT LESS CASH AND CASH EQUIVALENTS LESS INVESTMENTS]	$(8,706)	$(4,054)	$(9,918)	$(19,928)	$(19,928)	$15,367	$10,371	$2,054	$2,293	$2,293
ADD: Cash and cash equivalents	59,963	54,527	60,055	58,653	58,653	24,942	29,269	39,154	31,112	31,112
Investments	7,679	7,517	7,953	4,155	4,155	4,117	4,026	4,308	86	86

TOTAL DEBT	$58,936	$57,990	$58,090	$42,880	$42,880	$44,426	$43,666	$45,516	$33,491	$33,491

NET DEBT AS % OF NET CAPITALIZATION	-3.3%	-1.5%	-3.6%	-7.3%	-7.3%	4.9%	3.3%	0.7%	0.7%	0.7%
NET CAPITALIZATION [TOTAL DEBT PLUS SHAREHOLDERS’ EQUITY LESS CASH AND CASH EQUIVALENTS, LESS INVESTMENTS]	$267,728	$276,260	$275,870	$273,507	$273,507	$313,378	$310,514	$309,763	$313,016	$313,016
LESS: Total debt	(58,936)	(57,990)	(58,090)	(42,880)	(42,880)	(44,426)	(43,666)	(45,516)	(33,491)	(33,491)
ADD: Cash and cash equivalents	59,963	54,527	60,055	58,653	58,653	24,942	29,269	39,154	31,112	31,112
Investments	7,679	7,517	7,953	4,155	4,155	4,117	4,026	4,308	86	86

TOTAL SHAREHOLDERS’ EQUITY	276,434	280,314	285,788	293,435	293,435	298,011	300,143	307,709	310,723	310,723
ADD: Total debt	58,936	57,990	58,090	42,880	42,880	44,426	43,666	45,516	33,491	33,491

TOTAL CAPITAL	$335,370	$338,304	$343,878	$336,315	$336,315	$342,437	$343,809	$353,225	$344,214	$344,214

TOTAL DEBT / TOTAL CAPITAL	17.6%	17.1%	16.9%	12.7%	12.7%	13.0%	12.7%	12.9%	9.7%	9.7%
EBIT [NET INCOME LESS INTEREST EXPENSE, NET]	$7,587	$7,310	$6,054	$1,217	$22,168	$8,727	$10,156	$6,989	$6,989	$32,861
LESS: Interest expense, net	(1,020)	(972)	(1,001)	(697)	(3,690)	(787)	(667)	(728)	(628)	(2,810)
Provision for income taxes	(2,299)	(2,216)	(1,770)	(390)	(6,675)	(2,779)	(3,321)	(1,955)	(1,613)	(9,668)

NET INCOME	$4,268	$4,122	$3,283	$130	$11,803	$5,161	$6,168	$4,306	$4,748	$20,383

EBITDA [NET INCOME LESS INTEREST EXPENSE, NET LESS DEPRECIATION LESS AMORTIZATION LESS TAXES]	$10,344	$9,701	$8,620	$3,359	$32,024	$11,362	$12,969	$9,504	$9,439	$43,274
LESS:
Interest expense, net	(1,020)	(972)	(1,001)	(697)	(3,690)	(787)	(667)	(728)	(628)	(2,810)
Depreciation	(2,680)	(2,353)	(2,528)	(2,103)	(9,664)	(2,597)	(2,586)	(2,450)	(2,192)	(9,825)
Amortization of intangibles	(77)	(38)	(38)	(39)	(192)	(38)	(227)	(65)	(258)	(588)
Provision for income taxes	(2,299)	(2,216)	(1,770)	(390)	(6,675)	(2,779)	(3,321)	(1,955)	(1,613)	(9,668)

NET INCOME	$4,268	$4,122	$3,283	$130	$11,803	$5,161	$6,168	$4,306	$4,748	$20,383

INCOME EXCLUDING SPECIAL CHARGES [NET INCOME LESS SPECIAL CHARGES, NET OF TAX]	$4,293	$4,122	$3,455	$130	$11,997	$5,359	$6,254	$4,647	$5,268	$21,489
LESS: Special charges, net of tax	(25)	—	(172)	—	(194)	(198)	(86)	(341)	(520)	(1,106)

NET INCOME	$4,268	$4,122	$3,283	$130	$11,803	$5,161	$6,168	$4,306	$4,748	$20,383

Weighted average common shares outstanding (diluted)	16,001	15,908	15,825	15,932	15,877	16,054	16,171	16,228	16,172	16,019
EARNINGS PER SHARE EXCLUDING SPECIAL CHARGES	$0.27	$0.26	$0.22	$0.01	$0.76	$0.33	$0.39	$0.29	$0.33	$1.34